Exhibit 3

NISSIN CO., LTD. (8571)
Monthly Data for September 2004
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	87,905	86,937	6,544	7,124	7,583	7,737
Wide loans	34,895	34,726	34,524	34,290	34,092	33,483
Loans to small business owners	41,179	41,459	41,702	41,892	42,301	41,660
Small business owner loans	24,749	24,850	24,985	25,056	25,201	24,927
Business Timely loans	16,430	16,609	16,717	16,836	17,100	16,733
Secured loans	301	289	296	306	323	342
Notes receivable	163	132	137	139	128	114

Total number of accounts	164,443	163,543	83,203	83,751	84,427	83,336

Month-end loans receivable

	(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186	2,374,733
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651	52,644,508
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465	76,033,343
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676	56,834,540
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789	19,198,803
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603	10,263,468
Notes receivable	3,632,584	248,290	221,370	225,340	212,964	180,325

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872	141,496,379

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Consumer loans
Applications	2,193	2,081	2,115	2,050	2,027	2,064							12,530
Approvals	526	304	147	223	291	353							1,844
Approval ratio	23.99%	14.61%	6.95%	10.88%	14.36%	17.10%							14.72%
Wide loans
Applications	577	530	542	483	578	627							3,337
Approvals	473	417	436	381	459	466							2,632
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%	74.32%							78.87%
Small business owner loans
Applications	427	473	609	537	593	519							3,158
Approvals	396	399	512	454	520	428							2,709
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%	82.47%							85.78%
Business Timely loans
Applications	3,819	3,484	5,140	4,971	5,663	6,312							29,389
Approvals	1,373	1,121	1,689	1,563	2,065	2,266							10,077
Approval ratio	35.95%	32.18%	32.86%	31.44%	36.46%	35.90%							34.29%
Secured loans
Applications	22	20	27	30	45	47							191
Approvals	17	12	19	20	31	32							131
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%	68.09%							68.59%
Notes receivable
Applications	53	38	75	28	56	32							282
Approvals	44	34	52	25	43	24							222
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%	75.00%							78.72%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

*3 The numbers of applications and approvals for Business Timely loans from April to August were revised.

Delinquent Loans by Default Days for the Years Ended September 30, 2002, 2003 and 2004

September 30, 2002

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,704,073	3.77	687,490	1.52	5,901	0.01	7,364	0.02	700,756	1.55	45,224,873
Wide loans	3,457,077	5.76	449,816	0.75	307,769	0.51	768,331	1.28	1,525,917	2.54	60,032,792
Small business owner loans	3,431,961	7.55	395,643	0.87	234,879	0.52	790,612	1.74	1,421,135	3.13	45,457,326
Business Timely loans	431,404	2.49	180,517	1.04	0	0.00	1,909	0.01	182,426	1.05	17,313,389
Secured loans	290,567	24.08	20,843	1.73	11,679	0.97	164,140	13.60	196,663	16.30	1,206,502
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	10,289

Total	9,315,084	5.50	1,734,311	1.02	560,229	0.33	1,732,358	1.02	4,026,900	2.38	169,245,175

September 30, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,627,877	4.31	564,530	1.49	6,135	0.02	12,040	0.03	582,706	1.54	37,797,051
Wide loans	4,936,236	8.22	508,285	0.88	346,789	0.69	1,160,342	2.25	2,015,417	3.83	61,686,941
Small business owner loans	5,022,296	9.20	431,028	0.79	335,632	0.61	1,367,593	2.50	2,134,254	3.91	54,600,144
Business Timely loans	532,377	3.01	192,849	1.09	0	0.00	1,959	0.01	194,809	1.10	17,701,034
Secured loans	252,721	16.56	9,131	0.60	14,323	0.94	187,128	12.26	210,584	13.80	1,526,469
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	216,585

Total	12,371,509	7.13	1,705,826	0.98	702,880	0.41	2,729,065	1.57	5,137,772	2.96	173,528,227

September 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	94,375	3.97	27,817	1.17	396	0.02	771	0.03	28,985	1.22	2,374,733
Wide loans	4,618,111	8.77	419,144	0.80	304,564	0.58	1,421,668	2.70	2,145,378	4.08	52,644,508
Small business owner loans	5,546,710	9.76	488,996	0.86	281,673	0.50	1,887,217	3.32	2,657,887	4.68	56,834,540
Business Timely loans	584,948	3.05	222,813	1.16	1,808	0.01	5,357	0.03	229,980	1.20	19,198,803
Secured loans	159,899	1.56	5,440	0.05	8,894	0.09	109,317	1.07	123,652	1.20	10,263,468
Notes receivable	22,227	12.33	13,558	7.52	2,176	1.21	0	0.00	15,734	8.73	180,325

Total	11,026,272	7.79	1,177,770	0.83	599,514	0.42	3,424,333	2.42	5,201,618	3.68	141,496,379

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt and delinquent loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended July 31, August 31, and September 30, 2004

July 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	191,882	9.00	43,897	2.06	18,185	0.85	68,731	3.22	130,814	6.13	2,133,208
Wide loans	5,596,919	10.28	536,214	0.99	401,941	0.74	1,827,910	3.36	2,766,066	5.08	54,436,230
Small business owner loans	6,511,323	11.68	509,245	0.91	477,437	0.86	2,237,255	4.01	3,223,938	5.78	55,756,256
Business Timely loans	1,166,016	6.05	253,114	1.31	170,272	0.88	380,264	1.97	803,651	4.17	19,282,612
Secured loans	158,478	2.80	2,976	0.05	3,455	0.06	106,720	1.88	113,152	1.99	5,673,900
Notes receivable	16,081	7.14	0	0.00	0	0.00	0	0.00	0	0.00	225,340

Total	13,640,701	9.92	1,345,447	0.98	1,071,292	0.78	4,620,883	3.36	7,037,623	5.12	137,507,549

August 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	185,385	8.08	23,334	1.02	25,823	1.13	75,980	3.31	125,138	5.45	2,295,186
Wide loans	5,393,135	10.01	431,476	0.80	373,534	0.69	1,928,163	3.58	2,733,175	5.07	53,876,651
Small business owner loans	6,205,870	10.93	438,483	0.77	428,322	0.75	2,429,439	4.28	3,296,245	5.80	56,795,676
Business Timely loans	1,242,288	6.34	236,343	1.21	185,882	0.95	490,538	2.50	912,764	4.66	19,607,789
Secured loans	177,011	2.67	14,027	0.21	4,109	0.06	110,176	1.66	128,312	1.94	6,617,603
Notes receivable	18,281	8.58	2,176	1.02	0	0.00	0	0.00	2,176	1.02	212,964

Total	13,221,974	9.48	1,145,840	0.82	1,017,672	0.73	5,034,299	3.61	7,197,813	5.16	139,405,872

September 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	94,375	3.97	27,817	1.17	396	0.02	771	0.03	28,985	1.22	2,374,733
Wide loans	4,618,111	8.77	419,144	0.80	304,564	0.58	1,421,668	2.70	2,145,378	4.08	52,644,508
Small business owner loans	5,546,710	9.76	488,996	0.86	281,673	0.50	1,887,217	3.32	2,657,887	4.68	56,834,540
Business Timely loans	584,948	3.05	222,813	1.16	1,808	0.01	5,357	0.03	229,980	1.20	19,198,803
Secured loans	159,899	1.56	5,440	0.05	8,894	0.09	109,317	1.07	123,652	1.20	10,263,468
Notes receivable	22,227	12.33	13,558	7.52	2,176	1.21	0	0.00	15,734	8.73	180,325

Total	11,026,272	7.79	1,177,770	0.83	599,514	0.42	3,424,333	2.42	5,201,618	3.68	141,496,379

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

July 31, 2004

	(amount in thousands of yen)
					Small business		Business Timely
	Consumer loans		Wide loans		owner loans		loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	6	2,400	0	0	6	17,600	6	5,300	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	35	205,900	5	4,350	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	18	5,320	0	0	17	98,500	39	26,603	0	0
usen Corp.	100	26,975	0	0	37	122,500	158	104,580	0	0
Other	351	91,229	381	959,800	359	1,351,630	177	145,054	20	2,126,000

Total	475	125,924	381	959,800	454	1,796,130	385	285,887	20	2,126,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	18	25,300
Shinsei Business Finance Co., Ltd.	0	0	40	210,250
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	74	130,423
usen Corp.	0	0	295	254,055
Other	19	33,255	1,307	4,706,968

Total	19	33,255	1,734	5,326,996

August 31, 2004

	(amount in thousands of yen)
					Small business		Business Timely
	Consumer loans		Wide loans		owner loans		loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	8	2,650	0	0	7	25,900	4	3,950	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	25	184,500	5	6,800	1	20,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	3,000	0	0	16	113,500	35	29,600	1	15,000
usen Corp.	89	24,830	1	2,000	46	150,100	257	207,226	0	0
Other	373	101,702	458	1,229,020	426	1,948,100	202	161,199	29	2,048,300

Total	479	132,182	459	1,231,020	520	2,422,100	503	408,775	31	2,083,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	19	32,500
Shinsei Business Finance Co., Ltd.	1	2,970	32	214,270
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	61	161,100
usen Corp.	0	0	393	384,156
Other	19	28,679	1,507	5,517,001

Total	20	31,649	2,012	6,309,027

September 30, 2004

	(amount in thousands of yen)
					Small business		Business Timely
	Consumer loans		Wide loans		owner loans		loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	3	600	0	0	7	37,200	6	5,100	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	44	383,000	2	2,000	2	23,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	6	1,650	0	0	7	78,400	36	30,700	0	0
usen Corp.	80	20,825	0	0	42	128,600	363	304,287	0	0
Other	395	112,760	466	1,235,870	328	1,290,560	157	129,800	30	3,775,300

Total	484	135,835	466	1,235,870	428	1,917,760	564	471,887	32	3,798,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	16	42,900
Shinsei Business Finance Co., Ltd.	0	0	48	408,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	49	110,750
usen Corp.	0	0	485	453,712
Other	6	11,898	1,382	6,556,188

Total	6	11,898	1,980	7,571,551

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

July 31, 2004

	(amount in thousands of yen)
					Small business		Business Timely
	Consumer loans		Wide loans		owner loans		loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	259	90,051	4	7,234	452	1,126,686	300	302,062	1	1,712
Shinsei Business Finance Co., Ltd.	4	1,230	0	0	193	921,976	69	93,490	2	17,549
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	206	67,330	1	2,387	182	727,243	968	915,608	2	9,289
usen Corp.	672	195,245	4	10,865	196	599,888	914	1,046,384	0	0
Other	5,983	1,779,350	34,281	54,415,743	24,033	52,380,461	14,585	16,925,065	301	5,645,349

Total	7,124	2,133,208	34,290	54,436,230	25,056	55,756,256	16,836	19,282,612	306	5,673,900

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,016	1,527,747
Shinsei Business Finance Co., Ltd.	0	0	268	1,034,246
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,359	1,721,859
usen Corp.	0	0	1,786	1,852,384
Other	139	225,340	79,322	131,371,308

Total	139	225,340	83,751	137,507,549

August 31, 2004

	(amount in thousands of yen)
					Small business		Business Timely
	Consumer loans		Wide loans		owner loans		loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	262	90,116	4	7,132	448	1,109,793	304	304,193	1	1,688
Shinsei Business Finance Co., Ltd.	4	1,193	0	0	212	1,039,615	69	95,763	3	37,463
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	211	69,651	1	2,359	193	809,048	986	952,929	3	24,180
usen Corp.	743	219,832	5	12,748	242	744,203	1,153	1,346,318	0	0
Other	6,363	1,914,392	34,082	53,854,410	24,106	53,093,015	14,588	16,908,585	316	6,554,270

Total	7,583	2,295,186	34,092	53,876,651	25,201	56,795,676	17,100	19,607,789	323	6,617,603

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,019	1,512,924
Shinsei Business Finance Co., Ltd.	1	2,970	289	1,177,006
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,394	1,858,169
usen Corp.	0	0	2,143	2,323,102
Other	127	209,994	79,582	132,534,669

Total	128	212,964	84,427	139,405,872

September 30, 2004

	(amount in thousands of yen)
					Small business		Business Timely
	Consumer loans		Wide loans		owner loans		loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	259	86,716	3	5,267	447	1,107,556	291	294,205	1	1,666
Shinsei Business Finance Co., Ltd.	4	1,193	0	0	252	1,364,397	67	92,450	3	30,303
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	203	67,898	1	2,335	195	854,491	988	963,219	3	24,077
usen Corp.	794	238,508	5	12,586	279	846,381	1,443	1,698,112	0	0
Other	6,477	1,980,416	33,474	52,624,318	23,754	52,661,713	13,944	16,150,815	335	10,207,421

Total	7,737	2,374,733	33,483	52,644,508	24,927	56,834,540	16,733	19,198,803	342	10,263,468

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,001	1,495,413
Shinsei Business Finance Co., Ltd.	1	2,970	327	1,491,315
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,390	1,912,021
usen Corp.	0	0	2,521	2,795,588
Other	113	177,355	78,097	133,802,040

Total	114	180,325	83,336	141,496,379

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	September 30, 2004		March 31, 2004		September 30, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	83,850	71.89%	92,701	64.66%	96,186	68.28%
Bank	63,940	54.82%	64,771	45.18%	67,443	47.88%
Life insurance companies	0	0.00%	100	0.07%	140	0.10%
Non-life insurance companies	2,259	1.94%	2,407	1.68%	1,697	1.20%
Other financial institutions	17,651	15.13%	25,423	17.73%	26,906	19.10%
Direct	32,781	28.11%	50,666	35.34%	44,677	31.72%

Total	116,632	100.00%	143,367	100.00%	140,863	100.00%

Borrowings by maturity

	(amount in millions of yen)
	September 30, 2004		March 31, 2004		September 30, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	5,683	4.87%	5,300	3.70%	4,500	3.19%
Long-term loan	110,949	95.13%	138,067	96.30%	136,363	96.81%
Long-term loan within 1 year	54,490	46.72%	61,923	43.19%	44,320	31.46%
Long-term loan over 1 year	56,459	48.41%	76,143	53.11%	92,043	65.34%

Total	116,632	100.00%	143,367	100.00%	140,863	100.00%

Borrowing rates

	(%)
	September 30, 2004	March 31, 2004	September 30, 2003
Indirect	2.19	2.33	2.40
Bank	2.12	2.28	2.34
Life insurance companies	—	2.39	2.29
Non-life insurance companies	2.34	2.60	2.88
Other financial institutions	2.44	2.44	2.54
Direct	1.82	2.04	2.22

Total	2.09	2.23	2.34